UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report March 25, 2024 (Date of earliest event reported): January 5, 2024

MJ Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55900	20-8235905
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2043 Joy View Lane, Henderson, NV 89012

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(312) 953-2723

(Former name or former address, if changed since last report)

5730 Sky Pointe Dr. Unit 102, Las Vegas, NV 89130

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MJNE	OTCPK

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events:

Relationship with Mr. Kelly

The Company has executed a consulting agreement with Mr. Kelly, former CFO, to assist the Company to liquidate assets as well as address possible corporate restructuring. The agreement is for the period of One year and commenced on January 5, 2024. The agreement outlines compensation in the form of a Convertible Promissary Note executed contemporaneously.

Additionally, the Company executed a Convertible Promissary Note with Lets Roll Management LLC to raise capital for upcoming restructuring efforts.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

Date: March 27, 2024	By:	/s/ Tim Luff
Tim Luff
Interim Chief Executive Officer

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